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                                                                   Exhibit 10.13

                                                                  EXECUTION COPY



                                   CYRK, INC.
                                 FIFTH AMENDMENT
                          TO REVOLVING CREDIT AGREEMENT


     This FIFTH AMENDMENT TO REVOLVING CREDIT AGREEMENT (this "AMENDMENT") is dated as of February 4, 1999 and entered into by and CYRK, INC., a Delaware corporation ("BORROWER"), and WELLS FARGO HSBC TRADE BANK, N.A. ("BANK"), as successor-in-interest to The Hongkong and Shanghai Banking Corporation Limited, and is made with reference to that certain Revolving Credit Agreement dated as of December 1, 1993 (the "CREDIT AGREEMENT"), as amended by Amendment One to the Revolving Credit Agreement dated January 12, 1994, by Amendment Number Two to the Revolving Credit Agreement dated May 16, 1994, further amended on October 6, 1994, October 11, 1994, November 18, 1994, March 27, 1995, April 12, 1995,
August 1, 1995, November 29, 1995, December 29, 1995, and Amendment Number Three to the Revolving Credit Agreement dated January 25, 1996 and further amended on October 16, 1996, November 20, 1996, February 14, 1997, April 4, 1997, April 23,
1997, February 13, 1998, March 20, 1998 and August 10, 1998, and by the Fourth Amendment to Revolving Credit Agreement dated January 11, 1999, by and between Borrower and Bank. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

                                    RECITALS

WHEREAS, Borrower and Bank desire to amend the Credit Agreement as set forth below:

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1.   AMENDMENTS TO THE CREDIT AGREEMENT

1.1 AMENDMENT TO SECTION 1: CERTAIN DEFINITIONS

A. Section 1.2 of the Credit Agreement is hereby amended by deleting the date "January 31, 1999" contained in the definition of "Termination Date" contained therein and substituting the date "March 31, 1999" therefor.

SECTION 2.   BORROWER'S REPRESENTATIONS AND WARRANTIES

In order to induce Bank to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, Borrower represents and warrants to Bank that the following statements are true, correct and complete:

A. POWER AND AUTHORITY. Borrower has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the "AMENDED AGREEMENT").

B. AUTHORIZATION OF AGREEMENT. The execution and delivery of this Agreement and performance of the Amended Agreement have been duly authorized by all necessary corporate action on the part of Borrower.

C. NO CONFLICT. The execution and delivery by Borrower of this Agreement and the performance of the Amended Agreement do not and will not (i) violate any provision of any law or any governmental rule



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or regulation applicable to Borrower, the Certificate or Articles of
Incorporation or Bylaws of Borrower, or any judgment or decree of any court or other government agency binding on Borrower, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any contractual obligation of Borrower, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Borrower (other than any Liens created under any of the Document in favor of Bank), or (iv) require any approval of stockholders or any approval or consent of any Person under any contractual obligation of Borrower.

D. GOVERNMENTAL CONSENTS. The execution and delivery by Borrower of this Agreement and performance of the Amended Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

E. BINDING OBLIGATION. This Agreement and the Amended Agreement have been duly executed and delivered by Borrower and are the legally valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

F. ABSENCE OF DEFAULT. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or Unmatured Event of Default.

SECTION 3.   MISCELLANEOUS

A.     REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT AND THE OTHER LOAN
DOCUMENTS.

(i) On and after date hereof, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

(ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Documents shall remain in full force and effect and are hereby ratified and confirmed. (iii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Bank under the Credit Agreement or any of the other Documents.

B. FEES AND EXPENSES. Borrower acknowledges that all costs, fees and expenses, as described in subsection 18.2 of the Credit Agreement, incurred by Bank and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Borrower.

C. HEADINGS. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

D. APPLICABLE LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

E. COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument;




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signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment shall become effective upon the execution of a counterpart hereof by Borrower and Bank.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BORROWER:

CYRK, INC., a Delaware corporation

By: /s/ Dominic F. Mammola

Its: Executive Vice President and Chief Financial Officer

BANK:

WELLS FARGO HSBC TRADE BANK, N.A.

By: /s/ Duncan Sennott

Its: Vice President